Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-200642

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
4.250% Senior Notes due 2025	$600,000,000	99.445%	$596,670,000	$69,333.06
Total	$600,000,000	—	$596,670,000	$69,333.06

(1)	The filing fee of $69,333.06 is calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement
(to Prospectus dated December 1, 2014)

COACH, INC.
$600,000,000
4.250% Senior Notes due 2025

We are offering $600,000,000 aggregate principal amount of our 4.250% Senior Notes due 2025 (the “Notes”). We will pay interest on the Notes semi-annually on April 1 and October 1 of each year, beginning on October 1, 2015. The Notes will mature on April 1, 2025.

We may redeem some or all of the Notes at any time at the applicable redemption prices determined as set forth under “Description of the Notes—Optional Redemption.” Upon the occurrence of a “change of control triggering event,” we will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase, as described under “Description of the Notes— Offer to Repurchase Upon Change of Control Triggering Event.”

The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations.

The Notes are new issues of securities with no established trading markets. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any automated quotation system.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-5 for a discussion of certain risks that you should consider in connection with an investment in the Notes.

	Public offering price(1)	Underwriting discount	Proceeds, before expenses, to us(1)
Per Note	99.445%	0.650%	98.795%
Total	$596,670,000	$3,900,000	$592,770,000

(1)	Plus accrued interest, if any, from March 2, 2015.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the Notes will be made to investors in book-entry form only through The Depository Trust Company for the benefit of its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking société anonyme, on or about March 2, 2015.

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch

HSBC

Senior Co-Managers

TD Securities	US Bancorp	Wells Fargo Securities

Co-Managers

BNP PARIBAS	Citigroup	MUFG
PNC Capital Markets LLC		The Williams Capital Group, L.P.

February 23, 2015

About This Prospectus Supplement

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

In this prospectus supplement, unless otherwise stated or the context otherwise requires, “Coach,” “ourselves,” “we,” “our,” “us,” and the “Company” refer to Coach, Inc. and its subsidiaries. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date— for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making your investment decision.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that relevant date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

This prospectus supplement and the accompanying prospectus include registered trademarks, trade names and service marks of the Company and its subsidiaries.

Incorporation By Reference

In this prospectus supplement, we “incorporate by reference” certain information that we file with the Securities and Exchange Commission (the “SEC”), which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended June 28, 2014 (filed on August 15, 2014) (the “2014 Form 10-K”);
•	Our Quarterly Report on Form 10-Q for the quarters ended September 27, 2014 (filed on November 6, 2014) (the “First Quarter Form 10-Q”) and December 27, 2014 (filed on February 4, 2015) (the “Second Quarter Form 10-Q”);
•	Our Current Reports on Form 8-K and Form 8-K/A (filed on July 2, 2014, July 17, 2014, September 9, 2014, September 10, 2014, September 22, 2014, September 25, 2014, November 12, 2014, January 6, 2015, January 29, 2015 (other than any portions of such filing that are furnished pursuant to Item 2.02 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) under applicable SEC rules rather than filed) and February 5, 2015; and

S-ii

•	The portions of our Definitive Proxy Statement on Schedule 14A (filed on September 26, 2014) which were incorporated by reference into our 2014 Form 10-K.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of this prospectus supplement until the termination of the offering under this prospectus supplement, shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on our website (http://www.coach.com/investors) is not incorporated into this prospectus supplement or the accompanying prospectus. The reference to our website is intended to be an inactive textual reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the debt securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

Special Note on Forward-Looking Statements

This prospectus supplement, and the documents incorporated by reference in this prospectus supplement, contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “may,” “will,” “should,” “expect,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential,” the negative of these terms or comparable terms.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” or otherwise discussed in the 2014 Form 10-K, the Second Quarter Form 10-Q and in our other filings made from time to time with the SEC after the date of the registration statement of which this prospectus supplement is a part, as well as:

•	the impact of the challenging state of the global economy on consumer purchases of premium lifestyle products that we offer for sale;
•	our ability to continue to expand or grow our business, including international expansion, and the impact of consumer demand, behavior and purchasing trends;
•	our ability to successfully execute our multi-year transformation initiatives;
•	the impact of excess inventories should we misjudge consumer demand;
•	changes in the competitive marketplace, including the development of new products by our competitors;
•	our ability to retain the value of the Coach brand and timely respond to changing fashion and retail trends;
•	legal, regulatory, tax, political, economic and other risks associated with operating in international markets, including risks related changes in exchange rates, political or economic instability in major market, repatriation of foreign cash, natural and other disasters and changes in legal and regulatory requirements;

S-iii

•	fluctuations in our stock price;
•	our ability to adequately protect our intellectual property and curb the sale of counterfeit merchandise;
•	our ability to secure our computer systems and those of our third-party service providers from cybersecurity threats, including a privacy or data security breach;
•	our exposure to risks inherent in global sourcing activities, including risks associated with cost fluctuations relating to raw materials, transportation, and labor costs;
•	the impact of leasing retail space subject to long-term and non-cancelable leases;
•	our ability to attract, develop and retain qualified employees, including key personnel;
•	the impact on our North American wholesale business of consolidations, liquidations, restructurings and other ownership changes in the retail industry;
•	the impact on our licenses should our licensing partners fail to preserve the value of our licenses or changes in our relationships with licensing partners;
•	the impact of seasonality and quarterly fluctuations in sales of our products on our operating results;
•	the impact of our inability to pay quarterly dividends at expected levels;
•	changes in our credit profile or deterioration in market conditions;
•	changes to our anticipated effective tax rates in future years; and
•	the impact of relocating to our new global corporate headquarters, including cost overruns and disruptions in our operations.

These forward-looking statements are based largely on our expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control. A detailed discussion of significant risk factors that have the potential to cause our actual results to differ materially from our expectations is described in “Risk Factors” on page S-5 and in Item 1A. of our 2014 Form 10-K and Second Quarter Form 10-Q, which we have filed with the SEC and are incorporated by reference herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

S-iv

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. This summary does not contain all of the information that you may wish to consider before investing in our securities. We utilize a 52-53 week fiscal year ending on the Saturday closest to June 30 and “Fiscal 2014” refers to our fiscal year ended on June 28, 2014, reflecting a 52-week period. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference carefully, especially the risks of investing in our debt securities discussed under “Risk Factors.”

The Company

Founded in 1941, we have grown from a family-run workshop in a Manhattan loft to a leading New York design house of modern luxury accessories and lifestyle collections. Coach is one of the most recognized fine accessories brands in the United States and in targeted international markets. We offer premium lifestyle accessories to a loyal and engaged customer base and provide consumers with fresh, compelling and innovative products that are extremely well made, at an attractive price. Our product offering uses a broad range of high quality leathers, fabrics and materials. In response to our customer’s demands for both fashion and function, we offer updated styles and multiple product categories which address an increasing share of our customer’s accessory wardrobe. We created a sophisticated, modern and inviting environment to showcase our product assortment and reinforce a consistent brand positioning wherever the consumer may shop. We utilize a flexible, cost-effective global sourcing model, in which independent manufacturers supply our products, allowing us to bring our broad range of products to market rapidly and efficiently.

We offer a number of key differentiating elements that set us apart from the competition, including:

A Distinctive Brand — The Coach brand represents a blend of classic American style with a distinctive New York spirit, offering a design that is known for a distinctive combination of style and function. We offer lifestyle products that we believe are relevant, extremely well made and provide excellent value.

A Market Leadership Position With Growing International Recognition — We are a global leader in premium handbags and lifestyle accessories. Our long-standing reputation and distinctive image have been consistently developed across an expanding number of products, sales channels and international markets, including within North America, in which we are the leading brand, and in Japan, where we are the leading imported luxury handbag and accessories brand by units sold. We are also gaining traction in China and other Asian markets, Europe and Latin America.

A Loyal And Involved Consumer — Our consumers have a strong emotional connection with the brand. Part of our everyday mission is to cultivate consumer relationships by strengthening this emotional connection.

A Multi-Channel Global Distribution Model — Our products are available in image-enhancing locations globally wherever our consumer chooses to shop, including: retail and outlet stores, directly operated concession shop-in-shops, online, and department and specialty stores. This allows us to maintain a dynamic balance as results do not depend solely on the performance of a single channel or geographic area. Our stores showcase the world of Coach and enhance the shopping experience while reinforcing the image of our brand. The modern store design creates a distinctive environment to display our products. We have committed a future investment of approximately $570 million to further elevate our in-store imagery. Store associates are trained to maintain high standards of visual presentation, merchandising and customer service.

Innovation With A Consumer-Centric Focus — We listen to our consumers through rigorous consumer research and strong consumer orientation. To truly understand globalization and its impact on us, we also need to understand the local context in each market, learning about our consumer wherever Coach is sold. We work to anticipate the consumer’s changing needs by keeping the product assortment fresh and compelling.

Our product offerings include modern luxury accessories and lifestyle collections, including women’s and men’s bags, women’s and men’s small leather goods, business cases, footwear, wearables (including outerwear), watches, weekend and travel accessories, scarves, sunwear, fragrance, jewelry, travel bags and other lifestyle products.

Corporate Information

We are a Maryland corporation. The address of our principal executive offices and our telephone number at that location is:

Coach, Inc.
516 West 34th Street
New York, New York 10001
(212) 594-1850

The Offering

This summary is not a complete description of the Notes. For a more detailed description of the Notes, see “Description of the Notes” in this prospectus supplement.

Issuer
Coach, Inc.
Securities Offered
$600,000,000 aggregate principal amount of 4.250% Senior Notes due 2025 (the “Notes”).
Maturity
The Notes will mature on April 1, 2025.
Interest Rate
The Notes will bear interest from March 2, 2015 at the rate of 4.250% per annum.
Interest Payment Dates
Interest on the Notes is payable semi-annually on April 1 and October 1 of each year, beginning October 1, 2015.
Ranking of Notes
The Notes will be our senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated obligations.

The Notes will be effectively junior to any of our future indebtedness that is secured to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to the liabilities of our subsidiaries. As of December 27, 2014, we had no secured indebtedness and our subsidiaries had liabilities of approximately $471.5 million.

Sinking Fund
None.
Optional Redemption
We may redeem some or all of the Notes at any time at the applicable redemption prices determined as set forth under “Description of the Notes—Optional Redemption.”
Change of Control Triggering Event
Upon the occurrence of a “change of control triggering event,” as defined under “Description of the Notes— Offer to Repurchase Upon Change of Control Triggering Event,” we will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.
Certain Covenants
The indenture governing the Notes will contain covenants limiting our ability and our subsidiaries’ ability to:
•	create certain liens;
•	enter into sale and leaseback transactions; and
•	consolidate or merge with, or sell, lease or convey all or substantially all of our or their properties or assets to, another person.

However, each of these covenants is subject to a number of significant exceptions. You should read “Description of the Notes—Certain Covenants” for a description of these covenants.

Form and Denominations
We will issue the Notes in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”).

You will hold beneficial interests in the Notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. Except under limited circumstances, we will not issue certificated Notes.

Further Issuances
We may, without consent of the holders of the Notes, create and issue additional Notes ranking equally with the Notes in all respects (other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto). These additional Notes will be consolidated and form a single series with the Notes.
Use of Proceeds
We intend to use the net proceeds of this offering for general corporate purposes, which may include capital expenditures, working capital, repayment of outstanding revolver borrowings, acquisitions, or investments in, and funding for, our Hudson Yards development. Pending the application of the net proceeds, we may temporarily invest the net proceeds in cash equivalents or short-term investments. Also, we intend to finance the previously announced acquisition of Stuart Weitzman Intermediate LLC and its subsidiaries with cash on hand, a portion of the proceeds of this offering and/or other sources of financing available to us in the credit markets. See “Use of Proceeds.”
Absence of Public Market for the Notes
The Notes are a new issue of securities with no established trading market. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any automated quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so, and any market-making in the Notes may be discontinued at any time in their sole discretion. Accordingly, there can be no assurance as to the development or liquidity of any markets for the Notes. For more information, see “Underwriting.”
Governing Law
New York.
Trustee
U.S. Bank National Association.
Risk Factors
An investment in the Notes involves risk. You should carefully consider the information set forth in the section entitled “Risk Factors” beginning on page S-5 of this prospectus supplement and in Item 1A. of our 2014 Form 10-K and Second Quarter Form 10-Q, before deciding whether to invest in the Notes.

RISK FACTORS

Investing in the Notes offered hereby involves risks. Prior to deciding to purchase any Notes, prospective investors should consider carefully all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. In particular, you should carefully consider the risk factors set forth below related to the issuance of the Notes and the risk factors that are incorporated by reference in the section entitled “Item 1A. Risk Factors” in the 2014 Form 10-K and “Item 1A. Risk Factors” in the Second Quarter Form 10-Q where we identify other factors that could affect our business. See “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus. Some factors in the Risk Factors sections of the 2014 Form 10-K and the Second Quarter Form 10-Q may be “forward-looking statements.” For a discussion of those statements and of other factors for investors to consider, see “Special Note on Forward-Looking Statements” in this prospectus supplement, “Statements Regarding Forward-Looking Information” in the accompanying prospectus and “Special Note on Forward-Looking Information” in the 2014 Form 10-K, the First Quarter Form 10-Q and the Second Quarter Form 10-Q.

Risks related to the Notes

Restrictive covenants in the documents governing our indebtedness may limit our ability to undertake certain types of transactions.

We have a credit facility that provides for a $700 million revolving line of credit through September 2019, which is also used to support the issuance of letters of credit (the “Revolving Credit Facility”). As a result of various restrictive covenants in our credit agreement governing our Revolving Credit Facility, our financial flexibility is limited in a number of ways. The Revolving Credit Facility contains a number of covenants that, among other things, restrict our ability, subject to specified exceptions, to incur debt, engage in new lines of business, incur liens, engage in mergers, consolidations, liquidations and dissolutions, dispose of all or substantially all of the assets of the Company and its subsidiaries, make investments, loans, advances, guarantees and acquisitions, make restricted payments during the continuation of an event of default and enter into transactions with affiliates. The Company and its subsidiaries must also comply on a quarterly basis with a maximum leverage ratio of 4.0 to 1.0. Additionally, if an event of default occurs under the Revolving Credit Facility, the administrative agent for the credit facility or a majority of the lenders could elect to declare all amounts outstanding thereunder, together with accrued interest and all fees to be due and payable. In such an event, we cannot assure you that we would have sufficient assets to pay amounts due on the Notes. As a result, you may receive less than the full amount you would otherwise be entitled to receive on the Notes.

The Notes will be effectively subordinated to any of our debt that is secured.

The Notes will be unsecured, unguaranteed obligations of Coach and will be effectively subordinated to any secured debt obligations that we may incur in the future to the extent of the value of the assets securing that debt. The effect of this subordination is that if we are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, any of our secured debt, if any, our assets that secure debt will be available to pay obligations on the Notes only after all debt under our secured debt, if any, has been paid in full from those assets. Holders of the Notes will participate in any remaining assets ratably with all of our other unsecured and unsubordinated creditors, including trade creditors. We may not have sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. See “Description of the Notes.”

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes will be our exclusive obligations. The notes will not be obligations of any of our subsidiaries and will be effectively subordinated to the liabilities, including trade payables, of our subsidiaries. The incurrence of other indebtedness or other liabilities by any of our subsidiaries is not prohibited in connection with the Notes and could adversely affect our ability to pay our obligations on the Notes. A significant portion of our operations is conducted through our subsidiaries and our cash flow and consequent ability to service our debt, including the Notes, depends in part on our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the Notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the Notes). Consequently, the Notes will be structurally subordinated to all liabilities, including trade payables of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of December 27, 2014, our subsidiaries had approximately $471.5 million of outstanding liabilities.

We are permitted to incur more debt, which may increase risks associated with our leverage.

Neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or other liabilities, including additional unsecured senior debt, under the indenture governing the Notes. If we incur additional debt or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional debt and other liabilities. In addition, we are not restricted under the indenture governing the Notes from paying dividends or repurchasing our securities.

The provisions in the indenture relating to change of control transactions will not necessarily protect you in the event of a highly leveraged transaction.

The provisions in the indenture will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude required under the definition of change of control triggering event in the indenture to trigger these provisions. Except as described under “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event,” the indenture will not contain provisions that permit the holders of the Notes to require us to repurchase the Notes in the event of a takeover, recapitalization or similar transaction.

We may not be able to repurchase all of the Notes upon a change of control triggering event.

As described under “Description of the Notes—Offer to Repurchase Upon Change of Control Triggering Event,” we will be required to offer to repurchase the Notes upon the occurrence of events constituting a Change of Control Triggering Event. We may not have sufficient funds to repurchase the Notes in cash at such time or have the ability to arrange necessary financing on acceptable terms. Our failure to repurchase the Notes as required under the indenture would result in a default under the indenture and an event of default under the Revolving Credit Facility, each of which could have material adverse consequences for us and the holders of the Notes. In addition, our ability to repurchase the Notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time.

There are no existing markets for the Notes. If any develop, they may not be liquid.

The Notes are new issues of securities and there are currently no established markets for the Notes. We do not intend to list the Notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. The underwriters have advised us that they currently intend to make a market in the Notes following the offering, as permitted by applicable laws or regulations. However, the underwriters have no obligation to make a market in the Notes and they may cease market-making activities at any time without notice. Further, there can be no assurance as to the liquidity of any markets that may develop for the Notes, your ability to sell your Notes or the prices at which you will be able to sell your Notes. Future trading prices of the Notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the Notes and the market for similar securities. Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including:

•	the time remaining to the maturity of the Notes;
•	the outstanding amount of the Notes;
•	our financial performance;
•	our credit ratings with nationally recognized credit rating agencies; and
•	the level, direction and volatility of market interest rates generally.

The prices at which you will be able to sell your Notes prior to maturity will depend on a number of factors and may be substantially less than the amount you originally invest.

We believe that the value of the Notes in any secondary market will be affected by the supply and demand for the Notes, the interest rate and a number of other factors. Some of these factors are interrelated in complex ways. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following paragraphs describe what we expect to be the impact on the market value of the Notes of a change in a specific factor, assuming all other conditions remain constant.

U.S. interest rates. We expect that the market values of the Notes will be affected by changes in U.S. interest rates. In general, if U.S. interest rates increase, the market values of the Notes may decrease.

Our credit rating, financial condition and results. Actual or anticipated changes in our credit ratings or financial condition may affect the market values of the Notes.

The impact of one of the factors above, such as an increase in U.S. interest rates, may offset some or all of any change in the market values of the Notes attributable to another factor, such as an improvement in our credit rating.

Ratings of the Notes may change after issuance and affect the market price and marketability of the Notes.

We currently expect that, upon issuance, the Notes will be rated by one or more rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with the application of the proceeds of this offering or in connection with future events, such as future acquisitions. Holders of Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the Notes. In addition, any decline in the ratings of the Notes may make it more difficult for us to raise capital on acceptable terms.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of $589.9 million, after deducting estimated underwriting discounts and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, which may include capital expenditures, working capital, repayment of outstanding revolver borrowings, acquisitions, or investments in, and funding for, our Hudson Yards development. Pending the application of the net proceeds, we may temporarily invest the net proceeds in cash equivalents or short-term investments. Also, we intend to finance the previously announced acquisition of Stuart Weitzman Intermediate LLC and its subsidiaries with cash on hand, a portion of the proceeds of this offering and/or other sources of financing available to us in the credit markets.

CAPITALIZATION

The following table sets forth our cash position and capitalization as of December 27, 2014, on an actual basis and on an as adjusted basis after giving effect to this offering and the application of the net proceeds from this offering as described in “Use of Proceeds.”

You should read this information in conjunction with “Use of Proceeds” included elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and our historical financial statements and related Notes in the 2014 Form 10-K, the First Quarter Form 10-Q and the Second Quarter Form 10-Q, each of which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

	December 27, 2014
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$836.3	$1,406.2
Debt:
Revolving Credit Facility	20.0	—
4.250% Senior Notes due 2025 offered hereby	—	600.0
Total debt	20.0	600.0
Stockholders’ equity:
Common stock, par value $0.01 per share; 1,000,000,000 shares authorized, 275.7 million shares issued and outstanding	2.8	2.8
Preferred stock, par value $0.01 per share; 25,000,000 shares authorized, none issued	—	—
Additional paid-in-capital	2,688.4	2,688.4
Accumulated deficit(1)	(102.9)	(102.9)
Accumulated other comprehensive income	(70.3)	(70.3)
Total stockholders’ equity	2,518.0	2,518.0
Total capitalization	$2,538.0	$3,118.0

(1)	Under Maryland law, Coach’s state of incorporation, treasury shares are not contemplated. As a result, all repurchased shares become authorized but unissued shares. Since its initial public offering, the Company has not experienced a net loss in any fiscal year, and the net accumulated deficit balance in stockholders’ equity is attributable to the cumulative stock repurchase activity.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of our existing indebtedness. The following summary does not include intercompany obligations. Please see the information incorporated by reference herein for a further description of this indebtedness as well as our and our subsidiaries’ other indebtedness.

Credit Facilities

Revolving Credit Facility

On June 18, 2012, the Company established a $400 million revolving credit facility with certain lenders and JP Morgan Chase Bank, N.A. as the primary lender and administrative agent, (the “Revolving Credit Facility”) with a maturity date of June 2017. On March 26, 2013, the Company amended the Revolving Credit Facility to expand available aggregate revolving commitments to $700 million and to extend its maturity date to March 26, 2018. On September 9, 2014, the Company amended the Revolving Credit Facility to extend its maturity date to September 9, 2019. The Revolving Credit Facility is available to be used for general corporate purposes of the Company and its subsidiaries. At Coach’s request and lenders’ consent, revolving commitments of the Revolving Credit Facility may be increased to $1 billion. At December 27, 2014, there was $20 million outstanding under the Revolving Credit Facility. The Company’s average borrowings outstanding for the first six months of fiscal 2015 and fiscal 2014 were $209.5 million and $50 million, respectively.

Borrowings under the Revolving Credit Facility bear interest at a rate per annum equal to, at Coach’s option, either (a) a rate based on the rates applicable for deposits in the interbank market for U.S. dollars or the applicable currency in which the loans are made plus an applicable margin or (b) an alternate base rate (which is a rate equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% or (iii) the Adjusted LIBO Rate for a one month Interest Period on such day plus 1%). Additionally, Coach pays a commitment fee on the average daily unused amount of the Revolving Credit Facility. At December 27, 2014, the commitment fee was 9 basis points.

The Revolving Credit Facility contains various covenants and customary events of default. As of December 27, 2014, no known events of default have occurred under the Revolving Credit Facility.

Asian Credit Facilities

Coach Japan maintains credit facilities with several Japanese financial institutions to provide funding for working capital and general corporate purposes, with a maximum borrowing capacity of 5.3 billion yen, or approximately $44 million at December 27, 2014. Interest is based on the Tokyo Interbank rate plus a margin of 25 to 30 basis points. During fiscal year 2014 and the first six months of fiscal 2015, there were no outstanding borrowings under these facilities.

Coach Shanghai Limited maintains a credit facility to provide funding for working capital and general corporate purposes, with a maximum borrowing capacity of 63.0 million Chinese renminbi, or approximately $10 million at December 27, 2014. Interest is based on the People’s Bank of China rate. During fiscal year 2014 and the first six months of fiscal 2015, there were no outstanding borrowings under this facility.

Both the Coach Japan and Coach Shanghai Limited credit facilities can be terminated at any time by either party, and there is no guarantee that they will be available to the Company in future periods.

New Term Loan Facility

We are seeking to enter into a term loan facility providing for borrowings of approximately $300 million principal amount. The principal amount available under such facility will be determined when, and if, such facility is entered into and may be greater or lesser than such amount, depending on market conditions and other factors.

DESCRIPTION OF THE NOTES

The following description of the general terms of the Notes should be read in conjunction with the statements under “Description of Debt Securities” in the accompanying prospectus. If this summary differs in any way from the “Description of Debt Securities” in the accompanying prospectus, you should rely on this summary.

General

Coach, Inc. will issue $600,000,000 aggregate principal amount of 4.250% Senior Notes due 2025 (the “Notes”) under an indenture to be dated March 2, 2015, as supplemented by a supplemental indenture to be dated March 2, 2015, between Coach, Inc. and U.S. Bank National Association, as trustee, referred to as the “indenture.”

The indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The following description of the provisions of the indenture is only a summary. You should read the entire indenture carefully before investing in the Notes. You can obtain a copy of the indenture by following the directions under the caption “Where You Can Find More Information” in this prospectus supplement.

Unless otherwise indicated, capitalized terms used in the following summary that are defined in the indenture have the meanings used in the indenture. As used in this “Description of the Notes,” references to “Coach,” “we,” us” and “our” refer to Coach, Inc. and do not, unless the context otherwise indicates, include Coach’s subsidiaries.

The Notes will be unsecured debt securities under the indenture. The amount of debt securities that we may issue under the indenture is unlimited. After completion of this offering, we may issue additional notes without your consent and without notifying you. Any such additional notes may be consolidated and form a single series with, and have the same ranking, interest rate, maturity date, redemption rights and other terms as, the Notes offered hereby; provided that, if such additional notes are not fungible for United States federal income tax purposes with any Notes previously issued, such additional notes will be issued under a separate CUSIP, ISIN and/or any other identifying number. Unless the context requires otherwise, references to “Notes” for all purposes of the indenture and this “Description of the Notes” include any additional notes that are actually issued. The Notes will be issued in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will not have the benefit of a sinking fund.

Principal, Maturity and Interest

The Notes will mature on April 1, 2025 and will bear interest at the rate of 4.250% per annum. Interest on the Notes will be payable semi-annually, in cash, in arrears on April 1 and October 1 of each year, commencing on October 1, 2015 to the registered holders of record thereof at the close of business on the immediately preceding March 15 and September 15 of each year.

Interest on the Notes will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance of the Notes. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date falls on a day that is not a business day, the payment of the interest payable on such date will be made on the next business day, and no interest shall accrue on the amount of interest due on that interest payment date for the period from and after such interest payment date to the date of payment.

Ranking

The Notes will be our senior unsecured obligations. Payment of the principal and interest on the Notes will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness and, to the extent we incur subordinated indebtedness in the future, rank senior in right of payment to our subordinated indebtedness. The Notes will be effectively subordinated to any of our current or future secured indebtedness, to the extent of the value of any assets securing such indebtedness.

We conduct many of our operations through subsidiaries, which generate a substantial portion of our operating income and cash. Contractual provisions, laws or regulations, as well as any subsidiary’s financial condition and operating requirements, may limit our ability to obtain or receive cash from our subsidiaries in order to service our debt obligations, including making payments on the Notes. The Notes will be structurally subordinated to all existing and future obligations of our subsidiaries, including claims with respect to trade payables.

Optional Redemption

Prior to January 1, 2025 (90 days prior to the scheduled maturity date), we may redeem the Notes in whole or in part, at our option at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) as determined by a Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would have been payable in respect of such Notes calculated as if the maturity date of such Notes was January 1, 2025 (the date that is 90 days prior to the scheduled maturity date)(not including any portion of payments of interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 35 basis points, plus, in the case of each of (1) and (2), accrued and unpaid interest to the redemption date.

On and after January 1, 2025 (90 days prior to the scheduled maturity date), we may redeem the Notes in whole or in part, at our option at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed and will set forth the formula for, and the calculation of, the redemption price of the Notes.

For purposes of calculating the redemption prices, the following terms will have the meanings set forth below.

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means, the United States Treasury security or securities selected by a Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, with a maturity of January 1, 2025 (90 days prior to the selected maturity date of the Notes).

“Comparable Treasury Price” means with respect to any redemption date for the Notes, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all quotations obtained.

“Quotation Agent” means the Reference Treasury Dealer appointed by us.

“Reference Treasury Dealer” means (1) each of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any of their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States of America (a “Primary Treasury Dealer”), we shall substitute therefor another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding such redemption date.

We will give notice to the holders of Notes and the trustee of any redemption we propose to make at least 30 days, but not more than 60 days, before the redemption date. If fewer than all of the Notes are to be redeemed, the trustee must select the particular Notes to be redeemed by the method specified in the indenture. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or the portion of the Notes called for redemption.

Offer to Repurchase Upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event (as defined below), unless we have exercised our right to redeem the Notes as described above under “—Optional Redemption,” the indenture provides that each holder of Notes will have the right to require us to repurchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”), subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following the date upon which a Change of Control Triggering Event occurs, or at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first-class mail, a notice to each holder of Notes at its registered address, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date. Holders of Notes electing to have Notes repurchased pursuant to a Change of Control Offer will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Repurchase” on the reverse of the note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

Our ability to pay cash to the holders of Notes following the occurrence of a Change of Control Triggering Event with respect to the Notes may be limited by our then existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The definition of Change of Control under the indenture includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such holder’s Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.

We will not be required to make a Change of Control Offer with respect to the Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer if it had been made by us, and such third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the indenture, other than an event of default resulting from failure to pay the Change of Control Payment.

We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

For the purposes of this section, the following definitions apply:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries taken as a whole to any person other than to our company or one of our subsidiaries; (2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (other than our company or one of our subsidiaries) becomes the “beneficial owner” (as such terms are defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock or the Voting Stock of any parent company (as defined below) or other Voting Stock into which our Voting

Stock or the Voting Stock of any parent company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) we or any parent company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, us or any parent company, in any such event pursuant to a transaction in which any of our outstanding Voting Stock, the Voting Stock of such parent company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock or the Voting Stock of such parent company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; (4) the first day on which the majority of the members of our board of directors or the board of directors of any parent company cease to be Continuing Directors; or (5) the adoption of a plan relating to our liquidation or dissolution. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company (a “parent company”) and (ii) the holders of our Voting Stock or the Voting Stock of any parent company immediately prior to that transaction hold at least a majority of the Voting Stock of such parent company immediately following that transaction; provided that any series of related transactions shall be treated as a single transaction. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a related Rating Event.

“Continuing Director” means, as of any date of determination:

(1)	with respect to any member of the board of directors of Coach, any member who
(i)	was a member of such board of directors on the date of the initial issuance of the Notes; or
(ii)	was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment; and
(2)	with respect to any member of the board of directors of any parent company, any member who
(i)	was a member of our board of directors on the date such parent company became our parent company; or
(ii)	was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment.

“Fitch” means Fitch Ratings, Inc., and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category), a rating of BBB- or better by Standard & Poor’s (or its equivalent under any successor rating category) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating category).

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agency” means:

(1)	each of Moody’s, S&P and Fitch, and
(2)	if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a Substitute Rating Agency in lieu thereof.

“Rating Event” with respect to the Notes means (i) the rating of the Notes is lowered by at least two of the three Rating Agencies during the period (the “Trigger Period”) commencing on the earlier of the first public notice of (a) the occurrence of a Change of Control or (b) our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) and (ii) the Notes are rated below an Investment Grade rating by at least two of the three Rating Agencies on any day during the Trigger Period. Notwithstanding the foregoing, a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating

Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, such Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event). Unless at least two of the three Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, there will be deemed to have been a Rating Event with respect to the Notes during that Trigger Period.

“S&P” means Standard & Poor’s Financial Services LLC, and its successors.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by us (as certified by a resolution of our board of directors and reasonably acceptable to the trustee) as a replacement agency for any or all of Moody’s, S&P or Fitch, as the case may be.

“Voting Stock” solely as used in the definition of the term “Change of Control”, means, with respect to any person as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors (or other analogous managing body) of such person.

Restrictive Covenants

Some of the defined terms used in the following subsections are defined below under “—Definitions for Restrictive Covenants.”

    Limitations on Liens

We have agreed under the indenture that we will not, and will not permit any Significant Subsidiary to, incur, issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (herein called “debt”) secured by a pledge of, or mortgage or other lien on, any Principal Property, now owned or hereafter owned by us or any Significant Subsidiary, or any shares of capital stock or debt of any Significant Subsidiary (herein called “liens”), without providing that the Notes (together with, if we shall so determine, any other debt or obligations of Coach or any Significant Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with (or, at our option, prior to) such secured debt so long as such secured debt shall be so secured. The foregoing restrictions shall not apply to:

•	liens existing as of the date of the indenture;
•	liens on any property acquired (whether by merger, consolidation, purchase, lease or otherwise), constructed or improved by us or any Significant Subsidiary after the date of the indenture which are created or assumed prior to, contemporaneously with, or within 360 days after, such acquisition, construction or improvement, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for federal income tax purposes in connection therewith) incurred after the date of the indenture;
•	liens on any property, shares of capital stock or debt existing at the time of the acquisition thereof, whether by merger, consolidation, purchase, lease or otherwise (including liens on property, shares of capital stock or indebtedness of a corporation existing at the time such Person becomes a Significant Subsidiary); provided that such lien was not created in anticipation of the Person becoming a Significant Subsidiary;
•	liens in favor of, or which secure debt owing to, us or any Significant Subsidiary; and
•	any extension, renewal or replacement (or successive extensions, removals or replacements) as a whole or in part, of any lien referred to in the foregoing bullets, inclusive; provided that (i) such extension, renewal or replacement lien shall be limited to all or a part of the same property, shares of capital stock or debt that secured the lien extended, renewed or replaced (plus improvements on such property) and (ii) the debt secured by such lien at such time is not increased.

Notwithstanding the restrictions described above, we or any Significant Subsidiary may incur, issue, assume or guarantee any debt secured by a lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes, provided that at the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto, the aggregate amount of all outstanding debt secured by liens which could not have been incurred, issued, assumed or guaranteed by us or a Significant Subsidiary without equally and ratably securing the Notes then outstanding except for the provisions of this paragraph, together with the aggregate amount of Attributable Debt (defined below) incurred pursuant to the first paragraph under the caption “— Limitations on Sale and Leaseback Transactions” below, does not at such time exceed 15% of our Consolidated Net Tangible Assets.

    Limitations on Sale and Leaseback Transactions

We may not, and may not permit any Significant Subsidiary to, enter into any Sale and Leaseback Transaction involving any Principal Property, unless either of the following conditions are met:

(i)	after giving effect thereto, the aggregate amount of all Attributable Debt with respect to Sale and Leaseback Transactions plus the aggregate amount of debt secured by a lien incurred without equally and ratably securing the Notes pursuant to the last paragraph of the covenant “—Limitations on Liens” above would not exceed 15% of our Consolidated Net Tangible Assets, or
(ii)	within 180 days of such Sale and Leaseback Transaction, Coach or such Significant Subsidiary applies to (a) the retirement or prepayment, and in either case, the permanent reduction, of Funded Debt of Coach or any Significant Subsidiary (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) or (b) the purchase of other property that will constitute Principal Property, an amount not less than the Net Proceeds of the Sale and Leaseback Transaction.

This restriction will not apply to any Sale and Leaseback Transaction, and there will be excluded from Attributable Debt in any computation described in this covenant or above under the covenant “—Limitations on Liens” with respect to any such transaction (x) solely between Coach and a Significant Subsidiary or solely between Significant Subsidiaries; and (y) in which the applicable lease is for a period, including renewal rights, of three years or less.

    Definitions for Restrictive Covenants

“Attributable Debt” means, on the date of any determination, the present value of the obligation of the lessee for Net Rental Payments during the remaining term of the lease included in a Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the interest rate set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Notes on such date of determination, in either case compounded semi-annually.

“Consolidated Net Tangible Assets” means, on the date of any determination, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting from that net amount

•	all current liabilities, and
•	goodwill, trademarks, trade names, patents, unamortized debt-discount and other like intangibles,

in each case as set forth on our most recently available consolidated balance sheet, in accordance with generally accepted accounting principles.

“Funded Debt” means all indebtedness for money borrowed, including purchase money indebtedness, (i) having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect of such indebtedness, beyond one year from its creation and (ii) which is not subordinated in right of payment to the Notes.

“Hudson Yards Development” means (a) that certain Agreement of Severed Parcel Lease (Eastern Rail Yard Section of the John D. Caemmerer West Side Yard) (the “Ground Lease”), dated as of April 10, 2013, between the Metropolitan Transportation Authority and Legacy Yards Tenant LLC (“Legacy Yards Tenant”); (b) any improvements now or hereafter located on the land demised pursuant to the Ground Lease, including, but not limited to, that certain commercial building to be built thereon (the “Building”) and any condominium units or common areas that may be created therein and thereon; and/or (c) Legacy Yards Tenant.

“Net Proceeds” means, with respect to a Sale and Leaseback Transaction, the aggregate amount of cash or cash equivalents received by us or any of our Significant Subsidiaries, less the sum of all payments, fees, commissions and expenses incurred in connection with such transaction, and less the amount (estimated reasonably and in good faith by Coach) of income, franchise, sales and other applicable taxes required to be paid by us or any of our Significant Subsidiaries in connection with such transaction in the taxable year that such transaction is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

“Net Rental Payments” means the total amount of rent payable by the lessee after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any manufacturing plant or other similar facility, office facility, warehouse, distribution center or any parcel of real estate or group of contiguous parcels of real estate located within the United States owned or leased by us or any of our Subsidiaries and the gross book value, without deduction of any depreciation reserves, of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets; provided that the term ‘Principal Property’ shall not include any direct or indirect legal, beneficial or equitable interest in any corporate headquarters or any direct or indirect legal, beneficial or equitable interest in the Hudson Yards Development.

“Sale and Leaseback Transaction” means any arrangement whereby we or any of our Significant Subsidiaries has sold or transferred, or will sell or transfer, property and has or will take back a lease pursuant to which the rental payments are calculated to amortize the purchase price of the property substantially over the useful life of such property.

“Significant Subsidiary” means a Subsidiary of ours which owns or leases a Principal Property.

“Subsidiary” means with respect to us at any date, any corporation, limited liability company, partnership, association or other entity of which we, or Coach and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own more than 50% of the Voting Stock.

“Voting Stock” means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of a corporation; provided that, for the purpose of such definition, capital stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered Voting Stock whether or not such event shall have occurred.

Consolidation, Merger, Conveyance, Transfer or Lease

We may not consolidate or merge with or into, or transfer or lease all or substantially all our assets to another Person, unless:

•	we are the surviving entity or, if not, the successor entity formed by such consolidation or into which we are merged or which acquires or leases our assets is organized and existing under the laws of the United States, any state thereof, the District of Columbia, Australia, the Bahamas, Barbados, the British Virgin Islands, the Cayman Islands, any of the Channel Islands, France, Ireland, Luxembourg, the Netherlands, Switzerland, the United Kingdom or any member of the European Union and expressly assumes our obligations with respect to the Notes and under the indenture;
•	no default or event of default exists or will occur immediately after giving effect to the transaction; and
•	we have delivered to the trustee the certificates and opinions required under the indenture.

Events of Default

The following are events of default under the indenture with respect to the Notes:

•	failure to pay any installment of interest on the Notes when due and the continuance of such failure for 30 days;

•	failure to pay principal of, or premium, if any, on the Notes when due;
•	failure to observe or perform any other covenant or agreement in the Notes or the indenture and the continuance of such failure for 90 days after receipt by us of notice of such failure, specifying such failure and requiring the same to be remedied, from the trustee or holders of at least 25% of the principal amount of the Notes outstanding;
•	failure to pay principal when due at maturity or a default that results in the acceleration of maturity of Coach’s or any of our Significant Subsidiary’s indebtedness for borrowed money in an aggregate amount of $50 million or more; and
•	certain events of bankruptcy, insolvency or reorganization of Coach.

If an event of default with respect to the outstanding debt securities of a particular series occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount of such series of debt securities to be due and payable immediately; provided that, in the case of certain events of bankruptcy, insolvency or reorganization of Coach (or its successor by consolidation or merger), such principal amount, or portion thereof will automatically become due and payable without any action by the trustee or any holder. However, at any time after an acceleration with respect to the debt securities of a particular series has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see “Modification and Waiver” below.

Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders have offered the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such indemnification and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

Other than with respect to a lawsuit for the payment of principal, premium, if any, and interest on any series of debt securities when due, the indenture provides that no holder of such series of debt securities may institute any action against us under the indenture without first complying with the conditions set forth in the indenture.

We will furnish to the trustee an annual statement as to our performance of certain of our obligations under the indenture in the form of an officer’s certificate.

Payment of Additional Amounts

A “Foreign Successor Issuer” is any Person that is organized in a jurisdiction other than the United States, any state thereof or the District of Columbia and that assumes our obligations under the Notes after the date hereof in accordance with the provisions described in “Consolidation, Merger, Conveyance, Transfer or Lease.”

All payments of principal, premium and interest made by a Foreign Successor Issuer in respect of the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“Taxes”) imposed or levied by or within any jurisdiction in which such Foreign Successor Issuer is incorporated or organized or where such Foreign Successor Issuer is otherwise considered by a taxing authority to be a resident or doing business for tax purposes or from or through which such Foreign Successor Issuer makes any payment on the Notes (in each case, including any political subdivision or any authority therein or thereof having the power to tax) (each a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law. For the avoidance of doubt, a Relevant Jurisdiction shall not include the United States, any state thereof or the District of Columbia. If a Foreign Successor Issuer is required to make such withholding or deduction, the Foreign Successor Issuer will pay such additional amounts (“Additional Amounts”) as will result in receipt by each holder of any Notes of such amounts as would have been received by such holder had no such withholding or deduction of such Taxes been required, except that no such Additional Amounts shall be payable:

(i)	in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the holder or beneficial owner of a

Note and the Relevant Jurisdiction other than merely holding such Note or receiving principal, premium (if any) or interest in respect thereof (including such holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein);

(ii)	in respect of any Note presented for payment (where presentation is required) more than 30 days after the relevant date, except to the extent that the holder thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period. For this purpose, the “relevant date” in relation to any Note means the later of (a) the due date for such payment or (b) the date such payment was made or duly provided for;
(iii)	in respect of any Taxes that would not have been imposed, deducted or withheld but for a failure of the holder or beneficial owner of a Note to comply with a timely request by the Foreign Successor Issuer addressed to the holder or beneficial owner to provide information or certification concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws of such jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder;
(iv)	in respect of any Taxes imposed as a result of a Note being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless such Note could not have been presented for payment elsewhere;
(v)	in respect of any estate, inheritance, gift, sale, transfer, personal property or similar Taxes;
(vi)	to any holder of a Note that is a fiduciary, partnership or person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the holder thereof;
(vii)	with respect to any withholding or deduction that is imposed in connection with Sections 1471-1474 of the U.S. Internal Revenue Code and U.S. Treasury regulations thereunder (“FATCA”), any intergovernmental agreement between the United States and any other jurisdiction implementing or relating to FATCA or any non-U.S. law, regulation or guidance enacted or issued with respect thereto;
(viii)	any such Taxes payable otherwise than by deduction or withholding from payments under or with respect to any Note;
(ix)	in respect of any Taxes required to be withheld or deducted where such withholding or deduction is imposed pursuant to European Council Directive 2003/48/EC on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such European Council Directive or any amendment thereto; or
(x)	any combination of Taxes referred to in the preceding items (i) through (ix) above.

Any Foreign Successor Issuer will (i) make any such withholding or deduction required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Foreign Successor Issuer will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Jurisdiction imposing such Taxes. The Foreign Successor Issuer will provide to the Trustee, within a reasonable time after the date the payment of any Taxes so deducted or withheld are due pursuant to applicable law, either a certified copy of tax receipts evidencing such payment, or, if such tax receipts are not reasonably available to the Foreign Successor Issuer, such other documentation that provides reasonable evidence of such payment by the Foreign Successor Issuer.

Any Foreign Successor Issuer will indemnify and hold harmless the holders of Notes, and, upon written request of any holder of Notes, reimburse such holder for the amount of (a) any Taxes levied or imposed by a Relevant Jurisdiction and payable by such holder in connection with payments made under or with respect to the Notes held by such holder; and (b) any Taxes levied or imposed by a Relevant Jurisdiction with respect to any reimbursement under the foregoing clause (a) or this clause (b), so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if the Taxes giving rise to the reimbursement described in clauses (a) and/or (b) had not been imposed, provided, however, that the indemnification obligation provided for in this paragraph shall not extend to Taxes imposed for which the holder of the Notes would not have been eligible to receive payment of Additional Amounts hereunder by virtue of clauses (i) through (x) in the second full paragraph above or to the extent such holder received Additional Amounts with respect to such payments.

In addition, any Foreign Successor Issuer will pay any stamp, issue, registration, court, documentation, excise or other similar taxes, charges and duties, including interest and penalties with respect thereto, imposed by any Relevant Jurisdiction at any time after the merger described above in respect of the execution, issuance, registration or delivery of the Notes or any other document or instrument referred to thereunder and any such taxes, charges or duties imposed by any Relevant Jurisdiction at any time after the merger described above as a result of, or in connection with, any payments made pursuant to the Notes and/or the enforcement of the Notes and/or any other such document or instrument.

Whenever there is mentioned, in any context, the payment of principal, premium or interest in respect of any Note, such mention shall be deemed to include the payment of Additional Amounts provided for in the indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the indenture.

The obligation to make payments of Additional Amounts under the terms and conditions described above will survive any termination, defeasance or discharge of the indenture and will apply mutatis mutandis to any successor Person to any Foreign Successor Issuer (other than a Person organized under the laws of the United States, any state thereof or the District of Columbia) and to any jurisdiction in which such successor is organized or is otherwise resident for tax purposes or any jurisdiction from or through which payment is made by such successor or its respective agents.

Optional Redemption for Changes in Withholding Taxes

A Foreign Successor Issuer may redeem the Notes, at our option, at any time in whole but not in part, upon not less than 30 nor more than 60 days’ notice (which notice will be irrevocable), at a redemption price equal to 100% of the outstanding principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date fixed for redemption and any Additional Amounts (if any) then due and which will become due on the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof), in the event that such Foreign Successor Issuer determines in good faith that such Foreign Successor Issuer has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, Additional Amounts and such obligation cannot be avoided by taking reasonable measures available to such Foreign Successor Issuer (including making payment through a paying agent located in another jurisdiction), as a result of:

(1)	a change in or an amendment to the laws (including any regulations or rulings promulgated thereunder) of any Relevant Jurisdiction affecting taxation, which change or amendment is announced or becomes effective on or after the date on which a Foreign Successor Issuer becomes a Foreign Successor Issuer (or, where a jurisdiction in question does not become a Relevant Jurisdiction until a later date, such later date); or
(2)	any change in or amendment to any official position of a taxing authority in any Relevant Jurisdiction regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date on which a Foreign Successor Issuer becomes a Foreign Successor Issuer (or, where a jurisdiction in question does not become a Relevant Jurisdiction until a later date, such later date).

Notwithstanding the foregoing, no notice of redemption for changes in withholding taxes may be given earlier than 60 days prior to the earliest date on which such Foreign Successor Issuer would be obligated to pay Additional Amounts if a payment in respect of the Notes were then due. At least five calendar days before such Foreign Successor Issuer provides notice of redemption of the Notes, such Foreign Successor Issuer will deliver to the Trustee and paying agent (a) an officers’ certificate stating that such Foreign Successor Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to so redeem have occurred, (b) an opinion of independent legal counsel of recognized standing satisfactory to the Trustee as to the satisfaction of conditions precedent in connection with such redemption, and (c) an opinion of independent legal counsel of recognized standing satisfactory to the Trustee and paying agent that such Foreign Successor Issuer has or will become obligated to pay Additional Amounts as a result of the circumstances referred to in clause (1) or (2) of the preceding paragraph.

The Trustee and paying agent shall recieve and will be entitled to conclusively rely upon the officers’ certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which case they will be conclusive and binding on the holders.

Legal Defeasance and Covenant Defeasance

The indenture provides that Coach may, at its option, elect to discharge its obligations with respect to any series of debt securities (“Legal Defeasance”). If Legal Defeasance occurs, Coach will be deemed to have paid and discharged all amounts owed under the applicable series of debt securities, and the indenture will cease to be of further effect as to such series of debt securities, except that:

•	holders will be entitled to receive timely payments for the principal of, premium, if any, and interest on, such series of debt securities, from the funds deposited for that purpose (as explained below);
•	Coach’s obligations will continue with respect to the issuance of temporary Notes, the registration of debt securities, and the replacement of mutilated, destroyed, lost or stolen debt securities of the applicable series;
•	the trustee will retain its rights, powers, trusts, duties, and immunities, and Coach will retain its obligations in connection therewith; and
•	other Legal Defeasance provisions of the indenture will remain in effect.

In addition, Coach may, at its option and at any time, elect to cause the release of its obligations with respect to most of the covenants in the indenture (“Covenant Defeasance”) with respect to any series of debt securities. If Covenant Defeasance occurs, certain events (not including non-payment events and bankruptcy, insolvency and reorganization events) relating to Coach described under “Events of Default” will no longer constitute events of default with respect to such series of debt securities. Coach may exercise Legal Defeasance regardless of whether it previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance (each, a “Defeasance”) with respect to any series of debt securities:

(1)	Coach must irrevocably deposit with the trustee, in trust, for the benefit of holders of the debt securities of such series, U.S. legal tender, U.S. government securities, a combination thereof or other obligations as may be provided with respect to such series of debt securities, in amounts that will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the applicable series of debt securities on the stated date for payment or any redemption date thereof, and the trustee must have, for benefit of holders of such debt securities, a valid and perfected security interest in the obligations so deposited;

(2)	in the case of Legal Defeasance, Coach must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:
•	Coach has received from, or there has been published by, the Internal Revenue Service, a ruling, or
•	since the date of the indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that beneficial owners of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Coach must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that beneficial owners of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;
(4)	no default or event of default with respect to such debt securities may have occurred and be continuing under the indenture on the date of the deposit with respect to such series of debt securities (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit); in addition, no event of default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;
(5)	the Legal Defeasance or Covenant Defeasance may not result in a breach or violation of, or constitute a default under any material agreement or instrument (excluding the indenture) to which Coach or any of its subsidiaries is a party or by which Coach or any of its subsidiaries is bound;
(6)	Coach must deliver to the trustee an officers’ certificate stating that the deposit was not made by Coach with the intent of preferring the holders of such debt securities over any other creditors of Coach or the intent to hinder, delay or defraud any other of its creditors;
(7)	the Legal Defeasance or Covenant Defeasance may not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless that trust is qualified, or exempt from regulation, under that Act; and
(8)	Coach must deliver to the trustee an officers’ certificate confirming the satisfaction of conditions in clauses (1) through (6) above, and an opinion of counsel confirming the satisfaction of the conditions in clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) above.

If the amount deposited with the trustee to effect a Covenant Defeasance is insufficient to pay the principal of, premium, if any, and interest on, the applicable series of debt securities when due, then Coach’s obligations under the indenture and such series of debt securities will be revived, and such Defeasance will be deemed not to have occurred.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to debt securities of a particular series, when:

•	either:
•	all debt securities of such series that have been authenticated and, except for lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us, have been delivered to the trustee for cancellation; or
•	all debt securities of such series that have not been delivered to the trustee for cancellation (1) have become due and payable, (2) will become due and payable at their stated maturity within one year or (3) if redeemable in accordance with the terms of such debt securities, are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name, and at our expense;

and we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of debt securities of such series, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such series of debt securities not delivered to the trustee for cancellation (in the case of debt securities of such series that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be:

•	we have paid or caused to be paid all other sums payable by us under the indenture in respect of the debt securities of such series; and

•	we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of such debt securities at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification and Waiver

Modifications and amendments of the indenture with respect to any series of debt securities outstanding may be made by us and the trustee with the consent of holders of a majority in aggregate principal amount of such series, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security of the applicable series affected thereby:

•	extend the stated maturity date of the principal of, or any installment of principal of or interest on, any such debt security, or reduce the principal amount of or the rate (or extend the time for payment) of interest on, or any premium payable upon the redemption of, any such debt security;
•	reduce the amount of principal payable upon acceleration of the maturity thereof;
•	change the place or currency of payment of principal of, or premium, if any, or interest on, any such debt security;
•	impair the right to institute suit for the enforcement of any payment on, or with respect to, any such debt security;
•	reduce the percentage in aggregate principal amount of such series of outstanding debt securities, the consent of the holders of which is required for any amendment, supplemental indenture or waiver provided for in the indenture;
•	modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of the series affected thereby;
•	cause any such debt security to become subordinate in right of payment to any other debt, except to the extent provided in the terms of such security; or
•	if such debt security provides that the holder may require us to repurchase or convert such debt security, impair such holder’s right to require repurchase or conversion of such debt security on the terms provided therein.

We and the trustee may also modify and amend the indenture without the consent of any holder of debt securities:

•	to cure any ambiguity, defect or inconsistency in the indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;
•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);
•	to evidence and provide for the acceptance of appointment under the Indenture with respect to the debt securities of any or all series by a successor trustee;
•	to establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities as permitted by the indenture;
•	to add covenants for the benefit of the holders, to surrender any of our rights or to add circumstances under which we will pay additional interest on the debt securities; or
•	to make any change that does not adversely affect the rights of any holder.

The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive our compliance with certain restrictive provisions of the indenture or such series of debt securities. The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive any past default under the indenture, except a default in the payment of the principal of, or premium, if any, or interest on, such debt securities or in respect of any provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby.

The Trustee

U.S. Bank National Association is trustee under the indenture and has been appointed by us as registrar and paying agent with regard to the Notes. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the Notes will be effected initially by the trustee or its agent acting as trustee, paying agent or registrar as set forth in the indenture at an office designated by the trustee as its corporate trust office.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default under the indenture, the trustee will exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the Notes, unless they shall have offered to the trustee security and indemnity reasonably satisfactory to the trustee.

The indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become a creditor of Coach, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

Governing Law and Consent to Jurisdiction

New York law governs the indenture and will govern the Notes. A Foreign Successor Issuer will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture or the Notes, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

A Foreign Successor Issuer will agree that, to the extent that such Foreign Successor Issuer is or will become entitled to any sovereign or other immunity, such Foreign Successor Issuer will waive such immunity in respect of its obligations under the indenture.

Book-Entry System; Delivery and Form

The Notes will be deposited with the trustee on behalf of The Depository Trust Company (the “Depositary”), in the form of one or more global Notes. The Notes will be issued as fully-registered securities registered in the name of Cede & Co. (the Depositary’s nominee) or such other name as may be requested by an authorized representative of the Depositary. So long as the Depositary or its nominee is the registered owner of a global Note, the Depositary or that nominee will be considered the sole owner or holder of the Notes represented by that global Note for all purposes under the indenture and under the Notes. Except as provided below, owners of beneficial interests in a global Note will not be entitled to have Notes represented by that global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered the owners or holders thereof under the indenture or under the Notes for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each holder owning a beneficial interest in a global Note must rely on the procedures of the Depositary and, if that holder is not a direct participant in the Depositary, on the procedures of the participant through which that holder owns its interest, to receive any payments on or a Note or to exercise any rights of a holder of Notes under the indenture or the global Note.

As long as the Depositary is the depositary for the Notes, you may hold interests in the Notes through participants in the Depositary, including Clearstream Banking, société anonyme (“Clearstream”) and Euroclear

Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”). Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the Depositary’s books. The Trustee has no liability or responsibility for the action or inaction of DTC or any other depositary.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the Notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in the Depositary, on the other hand, would also be subject to the rules and procedures of the Depositary.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time-zone differences, U.S. investors who hold their interests in the Notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both the Depositary and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

If the Depositary notifies us at any time that it is unwilling or unable to continue as Depositary and a successor Depositary is not appointed within 90 days of such notice or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor Depositary is not appointed within 90 days, we will issue Notes in certificated form in exchange for global notes. The indenture permits us to determine at any time and in our sole discretion that debt securities of any series shall no longer be represented by global notes. We would issue definitive certificates in exchange for any beneficial interests withdrawn. We will also issue Notes in certificated form in exchange for global notes if such exchange is made upon request by or on behalf of the Depositary for such global notes in accordance with customary procedures, following the request of a Beneficial Owner seeking to exercise or enforce its rights under the Notes.

CERTAIN MATERIAL U.S. FEDERAL TAX CONSEQUENCES

The following summary describes certain U.S. federal income tax consequences and, in the case of a Non-U.S. Holder (as defined below), certain U.S. federal estate tax consequences, of owning and disposing of the Notes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular investment or other circumstances. This summary applies to you only if you are a beneficial owner of a Note that holds the Note as a capital asset (generally, investment property), and you acquire the Note for cash in this offering for a price equal to the “issue price” of the Notes (i.e., the first price at which a substantial amount of the Notes is sold for money to investors, other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). In addition, this summary does not address special U.S. federal income or estate tax rules that may be applicable to certain categories of beneficial owners of the Notes, such as:

•	dealers in securities or currencies;
•	traders in securities;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	persons holding the notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security;
•	persons subject to the alternative minimum tax;
•	certain U.S. expatriates;
•	financial institutions;
•	insurance companies;
•	controlled foreign corporations, passive foreign investment companies and regulated investment companies and shareholders of such corporations;
•	entities that are tax-exempt for U.S. federal income tax purposes and retirement plans, individual retirement accounts and tax-deferred accounts; and
•	pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities.

If you are an entity or arrangement classified as a partnership for U.S. federal tax purposes considering purchasing the Notes, or a partner in such a partnership, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. You should consult your own tax advisor regarding the U.S. federal income and estate tax consequences of owning and disposing of the Notes.

This summary is based on U.S. federal income and estate tax law, including the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), Treasury regulations, administrative rulings and judicial authority, all as in effect or in existence as of the date of this offering memorandum. Subsequent developments in U.S. federal income and estate tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income and estate tax consequences of owning and disposing of notes as set forth in this summary. We cannot assure you that the Internal Revenue Service (the “IRS”), will not challenge one or more of the tax consequences described in this summary, and we have not obtained, nor do we intend to obtain, any ruling from the IRS or opinion of counsel with respect to the tax consequences of the ownership or disposition of the Notes. In addition, this summary does not discuss any U.S. federal tax consequences other than U.S. federal income tax consequences (and, in the case of Non-U.S. Holders, U.S. federal estate tax consequences), such as gift tax consequences or the Medicare tax on certain investment income, or any U.S. state or local income or non-U.S. income or other tax consequences. Before you purchase the Notes, you should consult your own tax advisor regarding the particular U.S. federal, state and local and non-U.S. income and other tax consequences of owning and disposing of the Notes that may be applicable to you.

U.S. Holders

The following summary applies to you only if you are a U.S. Holder (as defined below). A “U.S. Holder” is a beneficial owner of a Note or Notes that is for U.S. federal income tax purposes:

•	an individual who is citizen or resident of the United States;
•	a corporation (or other entity classified as a corporation for these purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of the source of that income; or
•	a trust, if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Internal Revenue Code) has the authority to control all of the trust’s substantial decisions, or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

Payments of Stated Interest

Stated interest on the Notes held by you will be included in your gross income and taxed as ordinary interest income at the time such interest is accrued or received in accordance with your method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of Notes

Upon the sale, redemption, retirement, exchange or other taxable disposition of the Notes, you generally will recognize taxable gain or loss equal to the difference, if any, between:

•	the amount realized on the disposition (less any amount attributable to accrued but unpaid stated interest on the Notes); and
•	your tax basis in the Notes, which generally will be their cost.

Any amount realized on the disposition that is attributable to accrued but unpaid stated interest will be taxable as ordinary interest income to the extent not previously included in your gross income in the manner described above under “—Payments of Stated Interest”. Your gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, you have held the notes for more than one year. Subject to limited exceptions, your capital losses cannot be used to offset your ordinary income. If you are a non-corporate U.S. Holder, under current law your long-term capital gain generally will be subject to a preferential rate of U.S. federal income tax.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to payments to a U.S. Holder of stated interest on the Notes and the proceeds of a sale or other disposition (including a retirement or redemption) of the Notes.

In general, “backup withholding” (currently at a rate of 28%) may apply:

•	to any payments made to you of stated interest on your Notes, and
•	to payment of the proceeds of a sale or other disposition (including a redemption or retirement) of your Notes,

if you are a U.S. Holder, and not otherwise exempt, and you fail to provide a correct taxpayer identification number or otherwise comply with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax and may be credited against your U.S. federal income tax liability (which may result in your being entitled to a refund of U.S. federal income tax), provided that correct information is timely provided to the IRS.

Non-U.S. Holders

The following summary applies to you if you are a beneficial owner of a Note and you are neither a U.S. Holder (as defined above) nor an entity or arrangement classified as a partnership for U.S. federal tax purposes (a “Non-U.S. Holder”).

U.S. Federal Withholding Tax

Subject to the discussion below regarding backup withholding and FATCA (as defined below), U.S. federal withholding tax will generally not apply to payments of stated interest on your Notes under the “portfolio interest” exception of the Internal Revenue Code, provided that:

•	you do not, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder;
•	you are not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, to us through sufficient stock ownership (as provided in the Internal Revenue Code);
•	you are not a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code; and
•	such stated interest is not effectively connected with your conduct of a trade or business within the United States and you provide a signed written statement, on an IRS Form W-8BEN or W-8BEN-E (or other applicable form) which can reliably be associated with you, certifying under penalties of perjury that you are not a “United States person” within the meaning of the Internal Revenue Code, and providing your name and address to:
(A)	the applicable withholding agent; or
(B)	a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds your notes on your behalf and that certifies to the applicable withholding agent under penalties of perjury that it, or the bank or financial institution between it and you, has received from you your signed, written statement and provides the applicable withholding agent with a copy of this statement.

The applicable Treasury regulations provide alternative methods for satisfying the foregoing certification requirement. In addition, under these Treasury regulations, special rules apply to pass-through entities and this certification requirement may also apply to beneficial owners of pass-through entities.

If you cannot satisfy the requirements of the “portfolio interest” exception described above, payments of stated interest made to you will be subject to 30% U.S. federal withholding tax unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8ECI (or other applicable form) stating that interest paid on your Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business within the United States or (2) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in this withholding tax under an applicable income tax treaty.

Any gain recognized upon a sale, exchange, retirement, redemption or other taxable deposition of a note (other than any amount representing accrued but unpaid stated interest, which is treated as described immediately above) generally will not be subject to U.S. federal withholding tax, subject to the discussion below regarding FATCA, as defined below.

U.S. Federal Income Tax

Except for the possible application of U.S. federal withholding tax discussed above, and subject to the discussion below regarding backup withholding and FATCA, as defined below, you generally will not have to pay U.S. federal income tax on payments of principal and stated interest on your Notes, or on any gain realized from (or accrued stated interest treated as received in connection with) the sale, exchange, redemption, retirement or other taxable disposition of your Notes unless:

•	in the case of stated interest payments or disposition proceeds representing accrued stated interest, you cannot satisfy the requirements of the “portfolio interest” exception described above (and your U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above);
•	in the case of gain, you are an individual who is present in the United States for 183 days or more during the taxable year of the sale or other disposition of your notes and specific other conditions are met (in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S.-source capital losses, generally will be subject to a flat 30% U.S. federal income tax, even though you are not considered a resident alien under the Internal Revenue Code); or

•	any stated interest or gain is effectively connected with your conduct of a trade or business within the United States and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you.

If you are engaged in a trade or business within the United States, and stated interest or gain in respect of your notes is effectively connected with the conduct of your trade or business (and, if required by an applicable income tax treaty, is attributable to a United States “permanent establishment” maintained by you), the stated interest or gain generally will be subject to U.S. federal income tax on a net basis at the regular graduated rates and in the manner applicable to a U.S. Holder (although the stated interest will be exempt from the withholding discussed in the preceding paragraphs if you provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or other applicable form) on or before any payment date to claim the exemption). In addition, if you are a Non-U.S. Holder that is a corporation, you may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits for the taxable year, as adjusted for certain items, unless a lower rate applies to you under an applicable income tax treaty.

Backup Withholding and Information Reporting

Backup withholding and certain information reporting will not apply to payments of interest made on the Notes to you if you have provided to the applicable withholding agent the required certification that you are not a “United States person” within the meaning of the Internal Revenue Code as described in “—U.S. Federal Withholding Tax” above, provided that the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person. However, the applicable withholding agent may be required to report to the IRS and to you payments of stated interest on the Notes and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such stated interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of a treaty or agreement.

The gross proceeds from the sale, exchange, retirement, redemption or other disposition of your Notes may be subject, in certain circumstances discussed below, to information reporting and backup withholding (currently at a rate of 28%). If you sell your Notes outside the United States through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your Notes through a non-U.S. office of a broker that is a “United States person” (as defined in the Internal Revenue Code) or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that you are not a United States person and certain other conditions are met or you otherwise qualify for an exemption. If you receive payment of the proceeds from a sale of your Notes through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying that you are not a United States person or you otherwise qualify for an exemption, provided that the broker does not have actual knowledge, or reason to know, that you are a United States person or that the conditions of any other exemption are not, in fact, satisfied.

You should consult your own tax advisor regarding application of the backup withholding rules in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a refund or credit against your U.S. federal income tax liability, provided the required information is timely provided to the IRS.

U.S. Federal Estate Tax

Unless otherwise provided in an applicable estate tax or other treaty, if you are an individual and are not a United States citizen or a resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of your death, your Notes generally will not be subject to the U.S. federal estate tax, unless, at the time of your death:

•	you actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder; or
•	stated interest on your Notes is effectively connected with your conduct of a trade or business within the United States.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and related Treasury guidance (commonly referred to as “FATCA”) impose U.S. federal withholding tax at a rate of 30% on (i) U.S.-source interest (including interest paid on the notes) and (ii) the gross proceeds from the sale or other disposition of an obligation that produces U.S.-source interest (including the sale, exchange, redemption, retirement or other taxable disposition of the notes) after December 31, 2016, in each case, paid to certain foreign entities, either as beneficial owners or as intermediaries, unless such foreign entity complies with (i) certain information reporting requirements regarding its U.S. account holders and its U.S. owners and (ii) certain withholding obligations regarding certain payments to its account holders and certain other persons. Accordingly, the entity through which a U.S. Holder or a Non-U.S. Holder holds its Notes will affect the determination of whether such withholding is required. Future United States Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to U.S. Holders or Non-U.S. Holders in respect of any amounts withheld under FATCA. U.S. Holders that own their interests in a Note through a foreign entity or intermediary, and Non-U.S. Holders, are encouraged to consult their tax advisors regarding FATCA.

UNDERWRITING

J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as representatives (the “Representatives”) of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the Representatives, on behalf of the underwriters, we have agreed to sell to the underwriters, and the Representatives have agreed, on behalf of the underwriters, severally and not jointly, to purchase from us, the principal amount of Notes set forth opposite its name below.

Underwriters	Aggregate Principal Amount of Notes to be Purchased
J.P. Morgan Securities LLC	$240,000,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated	180,000,000
HSBC Securities (USA) Inc.	48,000,000
TD Securities (USA) LLC	24,000,000
U.S. Bancorp Investments, Inc.	24,000,000
Wells Fargo Securities, LLC	24,000,000
BNP Paribas Securities Corp.	12,000,000
Citigroup Global Markets Inc.	12,000,000
Mitsubishi UFJ Securities (USA), Inc.	12,000,000
PNC Capital Markets LLC	12,000,000
The Williams Capital Group, L.P.	12,000,000
Total	$600,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the Representatives have agreed, on behalf of the underwriters, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement if any of these Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act of 1933, as amended (“Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Representatives have advised us that the underwriters propose initially to offer the Notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at such prices less a concession not in excess of 0.400% of the principal amount of the Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $2.9 million and are payable by us.

New Issue of Notes

The Notes are a new issue of securities with no established trading markets. We do not intend to apply for listing of the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the Notes or that active public markets for the Notes will develop. If active public trading markets for the Notes does not develop, the market prices and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering prices, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, for a period commencing on the date of the underwriting agreement and ending on the closing date, without first obtaining the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued by the Company and having a tenor of more than one year, except for the Notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of such Notes. As a result, the price of such Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither we nor any of the underwriters make any representation that the Representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, various financial advisory, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain of the underwriters and their affiliates are lenders and/or agents under our Revolving Credit Facility. As described under “Use of Proceeds,” we intend to use a portion of the proceeds of this offering for general corporate purposes, which may include repayment of outstanding borrowings under our Revolving Credit Facility. Accordingly, certain of the underwriters and their affiliates may receive a portion of the proceeds of this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect to deliver the Notes offered hereby against payment on or about the settlement date, which will be the fifth business day following the date of the pricing of the Notes (this settlement cycle being referred to as

“T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade the Notes on the date of pricing or the next succeeding business day should consult their own advisor.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus to the public in that Relevant Member State, except that, with effect from and including the Relevant Implementation Date, an offer of such notes may be made to the public in that Relevant Member State:

•	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for the underwriters for any such offer; or
•	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes requires us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Relevant Member State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (i) it is a “qualified investor” as defined in the Prospectus Directive and (ii) in the case of any notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (a) the notes acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive or in circumstances in which the prior consent of the underwriters has been given to the offer or resale or (b) where notes have been acquired by it on behalf of persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, the offer of those notes to it is not treated under the Prospectus Directive as having been made to such persons. We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, (i) the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State; (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and
•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

Each underwriter has represented and agreed that:

•	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning of that Ordinance; and
•	it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

LEGAL MATTERS

Certain legal matters in connection with the offered debt securities will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and Venable LLP, Baltimore, Maryland. Davis Polk & Wardwell LLP, New York, New York, will pass on the validity of the Notes offered through this prospectus supplement for the underwriters in connection with this offering.

Debt Securities

This prospectus contains a general description of debt securities of one or more different series which we may offer for sale from time to time. The specific terms of the debt securities will be contained in one or more supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

We may offer the debt securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell these debt securities to or through one or more underwriters, dealers, agents, or directly to purchasers, on a continuous or delayed basis.

The debt securities will be issued by Coach, Inc. See “Description of the Debt Securities.”

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus before investing in our debt securities.

Our common stock is listed on the New York Stock Exchange under the symbol “COH.”

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 1, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Coach, Inc., a Maryland corporation, which is also referred to as “Coach,” “the Company,” “our company,” “we,” “us,” “ourselves” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, debt securities, in one or more series, which we refer to in this prospectus as the “debt securities.”

To understand the terms of the debt securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and our financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus provides you with a general description of the debt securities we may offer. Each time we offer debt securities, we will prepare and distribute a prospectus supplement that will describe the specific amounts, prices and terms of the debt securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the debt securities covered by the prospectus supplement.

We may sell debt securities to underwriters who will sell the debt securities to the public on terms fixed at the time of sale. In addition, the debt securities may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the debt securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the debt securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain further information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. You can also obtain information about us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the debt securities. The registration statement, exhibits and schedules are available through the SEC’s website or at its public reference room.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended June 28, 2014 (filed on August 15, 2014);

•	Our Quarterly Report on Form 10-Q for the quarter ended September 27, 2014 (filed on November 6, 2014)
•	Our Current Reports on Form 8-K and Form 8-K/A (filed on July 2, 2014, July 17, 2014, September 9, 2014, September 10, 2014, September 22, 2014, September 25, 2014 and November 12, 2014); and
•	The portions of our Definitive Proxy Statement on Schedule 14A (filed on September 26, 2014) which were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 28, 2014 (filed on August 15, 2014).

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished pursuant to Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.coach.com/investors) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning us at the following address:

Coach, Inc.
516 West 34th Street
New York, NY 10001
Attention: Investor Relations
Telephone: 212-594-1850

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the debt securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of such document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus, and the documents incorporated by reference in this document, contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are based on management’s current expectations. These forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “may,” “will,” “should,” “expect,” “confidence,” “trends,” “intend,” “estimate,” “on track,” “are positioned to,” “on course,” “opportunity,” “continue,” “project,” “guidance,” “target,” “forecast,” “anticipated,” “plan,” “potential,” the negative of these terms or comparable terms.

Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed under “Risk Factors” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended June 28, 2014, our Quarterly Report on Form 10-Q for the quarter ended September 27, 2014 and in our other filings made from time to time with the SEC after the date of the registration statement of which this prospectus is a part, as well as:

•	the impact of the challenging state of the global economy on consumer purchases of premium lifestyle products that we offer for sale;
•	our ability to continue to expand or grow our business, including international expansion, and the impact of consumer demand, behavior and purchasing trends;
•	our ability to successfully execute our multi-year transformation initiatives;
•	the impact of excess inventories should we misjudge consumer demand;
•	changes in the competitive marketplace, including the development of new products by our competitors;
•	our ability to retain the value of the Coach brand and timely respond to changing fashion and retail trends;
•	legal, regulatory, tax, political, economic and other risks associated with operating in international markets, including risks related changes in exchange rates, political or economic instability in major market, repatriation of foreign cash, natural and other disasters and changes in legal and regulatory requirements;
•	fluctuations in our stock price;
•	our ability to adequately protect our intellectual property and curb the sale of counterfeit merchandise;
•	our ability to secure our computer systems and those of our third-party service providers from cybersecurity threats, including a privacy or data security breach;
•	our exposure to risks inherent in global sourcing activities, including risks associated with cost fluctuations relating to raw materials, transportation, and labor costs;
•	the impact of leasing retail space subject to long-term and non-cancelable leases;
•	our ability to attract, develop and retain qualified employees, including key personnel;
•	the impact on our North American wholesale business of consolidations, liquidations, restructurings and other ownership changes in the retail industry;
•	the impact on our licenses should our licensing partners fail to preserve the value of our licenses or changes in our relationships with licensing partners;
•	the impact of seasonality and quarterly fluctuations in sales of our products on our operating results;
•	the impact of our inability to pay quarterly dividends at expected levels;
•	changes in our credit profile or deterioration in market conditions;
•	changes to our anticipated effective tax rates in future years; and
•	the impact of relocating to our new global corporate headquarters, including cost overruns and disruptions in our operations.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the documents that we have filed with the SEC, including quarterly reports on Form 10-Q, our most recent annual report on Form 10-K, current reports on Form 8-K and proxy statements.

All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We are not under any obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

THE COMPANY

Founded in 1941, we have grown from a family-run workshop in a Manhattan loft to a leading New York design house of modern luxury accessories and lifestyle collections. Coach is one of the most recognized fine accessories brands in the United States and in targeted international markets. We offer premium lifestyle accessories to a loyal and engaged customer base and provide consumers with fresh, compelling and innovative products that are extremely well made, at an attractive price. Our product offering uses a broad range of high quality leathers, fabrics and materials. In response to our customer’s demands for both fashion and function, we offer updated styles and multiple product categories which address an increasing share of our customer’s accessory wardrobe. We created a sophisticated, modern and inviting environment to showcase our product assortment and reinforce a consistent brand positioning wherever the consumer may shop. We utilize a flexible, cost-effective global sourcing model, in which independent manufacturers supply our products, allowing us to bring our broad range of products to market rapidly and efficiently.

We offer a number of key differentiating elements that set us apart from the competition, including:

A Distinctive Brand — The Coach brand represents a blend of classic American style with a distinctive New York spirit, offering a design that is known for a distinctive combination of style and function. We offer lifestyle products that we believe are relevant, extremely well made and provide excellent value.

A Market Leadership Position With Growing International Recognition — We are a global leader in premium handbags and lifestyle accessories. Our long-standing reputation and distinctive image have been consistently developed across an expanding number of products, sales channels and international markets, including within North America, in which we are the leading brand, and in Japan, where we are the leading imported luxury handbag and accessories brand by units sold. We are also gaining traction in China and other Asian markets, Europe and Latin America.

A Loyal And Involved Consumer — Our consumers have a strong emotional connection with the brand. Part of our everyday mission is to cultivate consumer relationships by strengthening this emotional connection.

A Multi-Channel Global Distribution Model — Our products are available in image-enhancing locations globally wherever our consumer chooses to shop, including: retail and outlet stores, directly operated concession shop-in-shops, online, and department and specialty stores. This allows us to maintain a dynamic balance as results do not depend solely on the performance of a single channel or geographic area. Our stores showcase the world of Coach and enhance the shopping experience while reinforcing the image of our brand. The modern store design creates a distinctive environment to display our products. We have committed a future investment of approximately $570 million to further elevate our in-store imagery. Store associates are trained to maintain high standards of visual presentation, merchandising and customer service.

Innovation With A Consumer-Centric Focus — We listen to our consumers through rigorous consumer research and strong consumer orientation. To truly understand globalization and its impact on us, we also need to understand the local context in each market, learning about our consumer wherever Coach is sold. We work to anticipate the consumer’s changing needs by keeping the product assortment fresh and compelling.

Our product offerings include modern luxury accessories and lifestyle collections, including women’s and men’s bags, women’s and men’s small leather goods, business cases, footwear, wearables (including outerwear), watches, weekend and travel accessories, scarves, sunwear, fragrance, jewelry, travel bags and other lifestyle products.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Our principal executive office is located at 516 West 34th Street, New York, New York 10001 Telephone: 212-594-1850.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in this prospectus and the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for Coach is set forth below for the periods indicated.

	Three Months Ended	Year Ended
	September 27, 2014	June 28, 2014	June 29, 2013	June 30, 2012	July 2, 2011	July 3, 2010
Ratio of earnings to fixed charges(1)	7.9x	11.4x	17.0x	18.2x	19.4x	17.7x

(1)	For purposes of computing the above ratios of earnings to fixed charges, earnings are defined as net income before income taxes and excluding loss from equity investees, plus fixed charges that are charged against income. Fixed charges consist of interest expense, including the amortization of deferred financing costs, and the portion of rent expense that is considered to be representative of the interest embedded in the related leases.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities described in this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF THE DEBT SECURITIES

We will set forth in the applicable prospectus supplement a description of the debt securities that may be offered under this prospectus.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the debt securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	through agents on a best-efforts basis; or
•	otherwise through a combination of any of the above methods of sale.

Each time we sell debt securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the debt securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the debt securities and the proceeds we will receive from the sale of the debt securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any securities exchanges on which the debt securities may be listed;
•	the method of distribution of the debt securities;
•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and
•	any other information we think is important.

If underwriters or dealers are used in the sale, the debt securities will be acquired by the underwriters or dealers for their own account. The debt securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the debt securities may be listed or quoted at the time of sale;
•	in transactions in the over-the-counter market;
•	in block transactions in which the broker or dealer so engaged will attempt to sell the debt securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•	through the writing of options; or
•	through other types of transactions.

The debt securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the debt securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered debt securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The debt securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Offers to purchase the debt securities offered by this prospectus may be solicited, and sales of the debt securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the debt securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Some of the underwriters, dealers or agents used by us in any offering of debt securities under this prospectus may be customers of, engage in transactions with, and perform services for us or other affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses. Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving securities and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

The applicable prospectus supplement may set forth restrictions or limitations, or refer to applicable laws or regulations, relating to offers or sales of the debt securities or the distribution of this prospectus and the applicable prospectus supplement in specified jurisdictions outside the United States.

Any underwriters to which offered debt securities are sold by us for public offering and sale may make a market in such debt securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The anticipated date of delivery of the debt securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. In an underwritten offering of debt securities, the underwriters will expect to deliver the notes against payment therefor on or about a date that will be specified on the cover page of the applicable prospectus supplement. That date may be between the third and tenth business day following the date of that prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the settlement date is later than the third business day following the date of that prospectus supplement, any purchaser who wishes to trade the debt securities on the date of the applicable prospectus supplement or on the subsequent days prior to the settlement date, will be required, by virtue of the fact that the sale of the debt securities initially will settle on such later business day, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

To comply with the securities laws of some states, if applicable, the debt securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the debt securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

This prospectus and an applicable prospectus supplement may be made available in electronic format on the Internet sites of, or through online services maintained by, any of the underwriters, dealers, agents and selling group members participating in connection with any offering of debt securities or by one or more of their respective affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter, dealer, agent, selling group member or affiliate thereof, prospective investors may be allowed to place orders for the purchase of debt securities online. Any such allocation for online distributions will be made by the underwriter, dealer or agent on the same basis as other allocations.

Other than this prospectus and an applicable prospectus supplement in electronic format, the information on the underwriter’s, dealer’s, agent’s or any selling group member’s web site and any information contained in any other web site maintained by the underwriter, dealer, agent or any selling group member is not part of this prospectus, the prospectus supplement or supplements or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any of the underwriters, dealers, agents or selling group members in its capacity as underwriter, dealer, agent or selling group member and should not be relied upon by investors.

LEGAL MATTERS

Certain legal matters in connection with the offered debt securities will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York and Venable LLP, Baltimore, Maryland. Any underwriters or agents will be represented by their own legal counsel, who will be identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from Coach, Inc.’s Annual Report on Form 10-K and the effectiveness of Coach, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

COACH, INC.

$600,000,000
4.250% Senior Notes due 2025

PROSPECTUS SUPPLEMENT
February 23, 2015

Joint Book-Running Managers

J.P. Morgan	BofA Merrill Lynch

HSBC

Senior Co-Managers

TD Securities	US Bancorp	Wells Fargo Securities

Co-Managers

BNP PARIBAS	Citigroup	MUFG
PNC Capital Markets LLC	The Williams Capital Group, L.P.